UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2011

StellarOne Corporation
 (Exact name of registrant as specified in its charter)

Commission File Number:  000-22283

Virginia (State or other jurisdiction of incorporation)	54-1829288 (IRS Employer Identification No.)

590 Peter Jefferson Parkway, Suite 250
Charlottesville, Virginia 22911
(Address of principal offices, including zip code)

(434) 964-2211
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2012, Litz H. Van Dyke, Executive Vice President and Chief Operating Officer of StellarOne Corporation, submitted his resignation, effective January 6, 2012, in order to pursue other opportunities.  StellarOne Corporation does not intend to replace the Chief Operating Officer position at this time, planning instead to reallocate Mr. Van Dyke’s responsibilities among other members of the executive officer team.

In connection with Mr. Van Dyke’s resignation, on January 4, 2012, StellarOne Corporation and StellarOne Bank, one of StellarOne Corporation’s wholly-owned subsidiaries (and together with StellarOne Corporation, the “Company”), Mr. Van Dyke and VDAS LLC, an entity wholly owned by Mr. Van Dyke, entered into a consulting agreement (the “Consulting Agreement”).

Under the Consulting Agreement, VDAS LLC will provide consulting and project management activities to the Company for ten days per calendar month during the term of the Consulting Agreement.  The term of the Consulting Agreement commences on January 9, 2012 and terminates on October 9, 2012, unless after the first 120 days of the term, it is earlier terminated by any party to the Consulting Agreement with 30 days’ written notice .  In consideration for the services provided under the Consulting Agreement, the Company will pay VDAS LLC $19,583 per month and will also reimburse VDAS LLC for reasonable costs incurred in connection with the services provided to the Company.

The Consulting Agreement includes a non-competition provision whereby neither VDAS LLC, nor any of its employees (which includes Mr. Van Dyke), will, directly or indirectly, provide services of the type provided to the Company under the Consulting Agreement to any other commercial bank, or to any owners, officers, employees or agents of any commercial bank, that is in competition with the Company in its market areas within Virginia.  The Consulting Agreement also includes a confidentiality provision whereby VDAS LLC agrees to hold certain of the Company’s Confidential Information (as defined in the Consulting Agreement) in strict confidence.

Upon entry into the Agreement, Mr. Van Dyke’s employment agreement with StellarOne Corporation, dated January 1, 2011 (the “Employment Agreement”), was terminated, including any severance benefits that Mr. Van Dyke may have been entitled to under the Employment Agreement.  The Employment Agreement is described in, and attached as an exhibit to, StellarOne Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2011, which description is incorporated herein by reference.  The Consulting Agreement provides that the non-solicitation, non-contact and non-hire covenants set forth in Sections 7(b)(i)(B) and (C) of the Employment Agreement remain in effect following termination of the Employment Agreement; however, the duration of such provisions is reduced from 18 to 12 months after the termination date of Mr. Van Dyke’s employment with StellarOne Corporation.  Mr. Van Dyke further agrees not to cause an “Unauthorized Disclosure of Confidential Information” as such term is described in Section 7(b)(ii) of the Employment Agreement.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, a copy of which is included as Exhibit 10.11 to this report and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

Exhibit 10.11:  Consulting Agreement dated January 4, 2012, by and among StellarOne Bank, StellarOne Corporation, Litz H.Van Dyke and VDAS LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StellarOne Corporation
Date: January 4, 2011	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
Ex-10.11	Consulting Agreement dated January 4, 2012, by and among StellarOne Bank, StellarOne Corporation, Litz H.Van Dyke and VDAS LLC